UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 NE Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (855) 884-0575

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑
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Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2018, Pioneer Energy Services Corp. announced that effective January 1, 2019, Carlos Peña, previously Executive Vice President and President of Wireline and Coiled Tubing Services, will assume the role of Executive Vice President and Chief Strategy Officer, and Brian Tucker, previously Executive Vice President and President of Drilling and Well Servicing, will assume the role of Executive Vice President and Chief Operating Officer. As Chief Strategy Officer, Mr. Peña will be responsible for developing and implementing company-wide short and long term strategic initiatives. As Chief Operating Officer, Mr. Tucker will be responsible for leadership of all Pioneer Energy Services Corp. operations.

Further information about Mr. Peña and Mr. Tucker, including a biographical summary, information about other positions and offices held with Pioneer Energy Services Corp., compensation arrangements, and information about their business experience, may be found in Pioneer Energy Services Corp.’s definitive proxy statement for the 2018 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on April 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PIONEER ENERGY SERVICES

By: /s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Dated: December 21, 2018